Exhibit 4.13

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 25, 2010, among Cott Corporation, a Canadian corporation (“Cott”), its subsidiaries that are Guarantors (as defined in the Indenture referred to herein), Cott Beverages Inc., as Issuer, and HSBC Bank USA, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer, Cott and the Guarantors has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 13, 2009, providing for the initial issuance of an aggregate principal amount of up to $215.0 million of 8.375% Senior Notes due 2017 (the “Notes”);

WHEREAS, the Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any Holder of a Note to (i) cure any ambiguity, mistake, defect or inconsistency; and (ii) to conform the text of the Indenture, the Notes or the Guarantees to any provision of the “Description of Notes” section of the Issuer’s Offering Memorandum dated October 29, 2009, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended by the Issuer to be a verbatim recitation of a provision of the Indenture, the Notes or the Guarantees.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, Cott, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Amendment to Section 1.1. The following definition is added to the list of definitions:

“Treasury Rate” means, for any date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the applicable redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the applicable redemption date to November 15, 2013; provided, however, that if the period from the applicable redemption date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the redemption date to November 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

3. Amendment to Section 4.17(a). Clause (a) of Section 4.17 of the Indenture is hereby amended and restated in its entirety to read as follows:

(a) During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension”), Cott and its Restricted Subsidiaries shall not be subject to the provisions of this Indenture under Sections 4.6, 4.7, 4.8, 4.9, 4.10, 4.12 and clause (4) of Section 5.1 (collectively, the “Suspended Covenants”). The Issuer shall give notice to the Trustee of any Covenant Suspension and any Reversion Date (as defined below).

4. Amendment to Section 5.1(c). Clause (c) of Section 5.1 of the Indenture is hereby amended and restated in its entirety to read as follows:

(c) The Guarantee of a Guarantor that is a Subsidiary of Cott will be released:

(i)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Cott, if the sale or other disposition complies with Section 4.9;

(ii)	in connection with any sale of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Cott, if the sale complies with Section 4.9 and the Guarantor is no longer a Subsidiary;

(iii)	upon Legal Defeasance, Covenant Defeasance or discharge in accordance with Article VIII;

(iv)	if Cott designates any Restricted Subsidiary of Cott that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

(v)	if the Guarantor no longer Guarantees any obligations under the Credit Facilities and such Guarantor does not Guarantee any other Indebtedness of the Issuer or any Guarantors (other than Guarantees that are concurrently released with the Guarantee of the Notes).

5. Amendment to Section 6.01(h). Clause (h) of Section 6.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

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(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, and the order or decree remains unstayed and in effect for 60 consecutive days, that:

(i) is for relief against Cott, the Issuer or any other Restricted Subsidiary that is a Significant Subsidiary of Cott in an involuntary case;

(ii) appoints a custodian of Cott, the Issuer or any other Restricted Subsidiary that is a Significant Subsidiary of Cott or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that are Significant Subsidiaries; or

(iii) orders the liquidation of Cott, the Issuer or any other Restricted Subsidiary that is a Significant Subsidiary of Cott.

6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Cott, the Issuer and the Guarantors.

10. Successors. All agreements of Cott, the Issuer and the Guarantors in this Supplemental Indenture shall bind the successors of such entities, except as otherwise provided in the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: August 25, 2010

COTT BEVERAGES INC.

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman Title: Treasurer

COTT CORPORATION

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman Title: Treasurer

COTT HOLDINGS INC.

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman Title: Treasurer

COTT USA CORP.

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman Title: Treasurer

COTT USA FINANCE LLC

By:	/s/ Kristine Eppes
Name: Kristine Eppes Title: Treasurer

COTT VENDING INC.

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman Title: Treasurer

COTT BEVERAGES LIMITED

By:	/s/ Gregory N. Leiter
Name: Gregory N. Leiter Title: Director

COTT RETAIL BRANDS LIMITED

By:	/s/ Gregory N. Leiter
Name: Gregory N. Leiter Title: Director

COTT LIMITED

By:	/s/ Gregory N. Leiter
Name: Gregory N. Leiter Title: Director

COTT EUROPE TRADING LIMITED

By:	/s/ Gregory N. Leiter
Name: Gregory N. Leiter Title: Director

COTT PRIVATE LABEL LIMITED

By:	/s/ Gregory N. Leiter
Name: Gregory N. Leiter Title: Director

COTT NELSON (HOLDINGS) LIMITED

By:	/s/ Gregory N. Leiter
Name: Gregory N. Leiter Title: Director

COTT (NELSON) LIMITED

By:	/s/ Gregory N. Leiter
Name: Gregory N. Leiter Title: Director

CB NEVADA CAPITAL INC.

By:	/s/ Kristine Eppes
Name: Kristine Eppes Title: Treasurer

INTERIM BCB, LLC

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman Title: Treasurer

2011438 ONTARIO LIMITED

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman Title: Treasurer

804340 ONTARIO LIMITED

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman Title: Treasurer

967979 ONTARIO LIMITED

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman Title: Treasurer

156775 CANADA INC.

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman Title: Treasurer

COTT ACQUISITION LIMITED

By:	/s/ Marni Morgan Poe
Name: Marni Morgan Poe Title: Director

COTT UK ACQUISITION LIMITED

By:	/s/ Marni Morgan Poe
Name: Marni Morgan Poe Title: Director

COTT U.S. ACQUISITION LLC

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman Title: Treasurer

COTT ACQUISITION LLC

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman Title: Treasurer

CAROLINE LLC By Cott Corporation, its sole member

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman Title: Treasurer

CLIFFSTAR LLC

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman Title: Treasurer

STAR REAL PROPERTY LLC

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman Title: Treasurer

COTT U.S. HOLDINGS LLC

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman Title: Treasurer

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Herawattee Alli
Name: Herawattee Alli Title: Vice President